21260561

     This  Security is a Global  Security  within the  meaning of the  Indenture hereinafter  referred  to and is  registered  in the name of a  Depositary  or a nominee of a Depositary. This Security is exchangeable for Securities registered in the name of a person  other than the  Depositary  or its nominee  only in the limited  circumstances  described  in the  Indenture,  and no  transfer  of this
Security (other than a transfer of this Security as a whole by the Depositary to a nominee of the  Depositary or by a nominee of the Depositary to the Depositary or  another  nominee  of the  Depositary)  may be  registered  except in limited circumstances.

     Unless this  Security is presented by an authorized  representative  of The
Depository Trust Company (55 Water Street,  New York, New York) to the issuer or its agent for  registration of transfer,  exchange or payment,  and any Security issued is registered in the name of Cede and Co. or such other name as requested by an authorized  representative of The Depository Trust Company and any payment hereon is made to Cede and Co. or to such  other  entity as is  requested  by an authorized  representative of the depository trust company, ANY TRANSFER, PLEDGE
OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY or to any PERSON IS WRONGFUL since the registered owner hereof, Cede and Co., has an interest herein.

2
21260561

Certificate No. R-1
12,000,000 Quarterly Interest Bond Securities,
$25 principal amount each
CUSIP No.  71902E 20 8

                           THE PHOENIX COMPANIES, INC.

                     7.45% Quarterly Interest Bond due 2032

     THE PHOENIX COMPANIES,  INC., a Delaware  corporation (the "Company," which term includes any successor corporation under the Indenture hereinafter referred
to), for value  received,  hereby  promises to pay to CEDE and CO. or registered assigns,  the principal sum of three hundred million Dollars  ($300,000,000)  on
January 15,  2032,  and to pay  interest  on the  outstanding  principal  amount thereon from  December  27, 2001,  or from the  immediately  preceding  interest payment date (each such date, an "Interest  Payment Date") to which interest has been paid or duly  provided  for,  quarterly in arrears on January 15, April 15,
July 15 and October 15 of each year,  commencing  April 15, 2002, at the rate of
7.45% per annum,  until the entire  principal  hereof  shall have become due and payable and,  until the  principal  hereof is paid or duly  provided for or made available for payment.  The amount of interest payable on this security shall be computed on the basis of a 360-day year of twelve 30-day months.

     In the event that any date on which interest is payable on this Security is not a Business Day,  then payment of interest  payable on such date will be made on the next  succeeding  day that is a Business Day (and without any interest or other  payment in respect of any such delay).  A "Business  Day" shall mean each
Monday,  Tuesday,  Wednesday,  Thursday  and Friday  which is not a day on which banking institutions in New York, New York, Hartford, Connecticut, the Corporate
Trust  Office or any Place of Payment  are  authorized  or  obligated  by law or executive order to close.  The interest  installment so payable,  and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the
Indenture,  be paid to the  Person in whose name this  Security  (or one or more
Predecessor Securities) is registered at the close of business on the January 1,
April 1, July 1 or October 1 immediately preceding such Interest Payment Date (a
"Regular  Record Date").  Any such interest  installment  not punctually paid or duly provided for shall forthwith  cease to be payable to the registered  Holder on such  Regular  Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special  Record Date to be fixed by the Trustee for the payment of such Defaulted Interest,  notice whereof shall be given to the Holder of this
Security not less than 10 days prior to such Special  Record Date, or be paid at any time in any other lawful manner not  inconsistent  with the  requirements of any  securities  exchange on which this  Security  may be listed,  and upon such notice as may be required by such  exchange,  all as more fully  provided in the
Indenture.

     The principal of and the interest on this Security  shall be payable at the office or agency of the Company maintained for that purpose in the United States in such coin or  currency  of the United  States of America  that at the time of payment is legal  tender for  payment of public  and  private  debts;  provided, however,  that  payment of interest  may be made at the option of the Company by check  mailed to the  registered  Holder at such  address as shall appear in the
Security Register.  Notwithstanding the foregoing, so long as the Holder of this
Security is a Depository (or its nominee,  including,  without limitation,  Cede and Co.), the payment of the principal of (and premium,  if any) and interest on this  Security  will  be  made  at such  place  and to  such  account  as may be designated by such Depository (or its nominee,  including,  without  limitation,
Cede and Co.). All payments of principal and interest hereunder shall be made in immediately available funds.

     Reference  is hereby made to the further  provisions  of this  Security set forth below,  which  further  provisions  shall for all  purposes  have the same effect as if set forth at this place.

     Unless the  certificate of  authentication  hereon has been executed by the
Trustee by manual signature,  this Security shall not be entitled to any benefit under the Indenture or be valid for any purpose.

21260561

     IN WITNESS  WHEREOF,  the  Company has caused  this  instrument  to be duly executed under its corporate seal.

THE PHOENIX COMPANIES, INC.

By:
    ----------------------------------------
Name:
Title:

Attest:

By:
    ----------------------------------------
Name:
Title:

                          CERTIFICATE OF AUTHENTICATION

This is one of the Securities referred to in the within-mentioned Indenture.

Dated:

SUNTRUST BANK,
as Trustee

By:
    -------------------------------------------------
        Authorized Signatory

                                       R-2
21260561

                              (REVERSE OF SECURITY)

     This  Security  is one of a duly  authorized  issue  of  Securities  of the
Company, designated as its 7.45% Quarterly Interest Bonds due 2032, issued under and pursuant to an  Indenture,  dated as of December 27, 2001 (the  "Indenture")
between the Company and SunTrust Bank, as Trustee  (herein called the "Trustee,"
which  term  includes  any  successor  trustee  under the  Indenture),  to which
Indenture and all indentures supplemental thereto reference is hereby made for a description  of the  rights,  limitations  of  rights,  obligations,  duties and immunities  thereunder  of the  Trustee,  the  Company  and the  Holders  of the
Securities,  and of the terms  upon  which the  Securities  are,  and are to be, authenticated and delivered.

     All terms used in this  Security  that are defined in the  Indenture  shall have the meanings assigned to them in the Indenture.

     The Securities are redeemable, in whole or in part, at any time on or after
January 15, 2007, at the Company's  option,  at a redemption price equal to 100%
of the principal amount of the Securities being redeemed plus accrued and unpaid interest  thereon to, but not including,  the Redemption  Date (the  "Redemption
Price").

     The  Securities are  redeemable,  in whole but not in part, at any time, at the  Company's  option,  at a  redemption  price equal to 100% of the  principal amount of the Securities being redeemed plus accrued and unpaid interest thereon to, but not including,  the Redemption  Date if on or after December 27, 2001, a
Change in U.S. Tax Laws (as defined below)  results in a substantial  likelihood that the Company will not be able to deduct the full amount of interest  accrued on the  Securities for U.S.  Federal income tax purposes.  A "Change in U.S. Tax
Laws" means (i) any actual or proposed change in or amendment to the laws of the
U.S. or regulations or rulings  promulgated under those laws; (ii) any change in the way those laws, rulings or regulations are interpreted, applied or enforced;
(iii) any action taken by a taxing  authority that applies to the Company;  (iv)
any court decision, whether or not in a proceeding involving the Company; or (v)
any technical advice memorandum,  letter ruling or administrative  pronouncement
issued  by  the  U.S.  Internal  Revenue  Service,   based  on  a  fact  pattern
substantially  similar to that pertaining to the Company. If (i) notice has been given as provided in the next paragraph and (ii) funds for the redemption of any
Securities  called for redemption  shall have been made available as provided in the Indenture on the Redemption Date referred to in such notice, such Securities will  cease to bear or accrue  interest  on the date  fixed for such  redemption specified in such notice,  and the only right of the Holders of such  Securities will be to receive payment of the Redemption Price.

     Notice  of any  optional  redemption  will be  given  to  Holders  at their addresses,  as shown in the Security Register, not more than 60 nor less than 30 days prior to the Redemption Date. The notice of redemption will specify,  among other items,  the  Redemption  Price and the principal  amount of the Securities held by each Holder to be redeemed.  If less than all the  Securities  are to be redeemed at the option of the  Company,  the Company  will notify the Trustee at least 45 days  but not more  than 60 days  prior to the  Redemption  Date of the aggregate principal amount of the Securities to be redeemed and their Redemption
Date.  The Trustee  shall  select not more than 45 days prior to the  Redemption
Date,  in such manner as it shall deem fair and  appropriate,  Securities  to be redeemed in whole or in part.

     In the event of redemption of this Security in part only, a new Security or
Securities for the  unredeemed  portion hereof will be issued in the name of the
Holder hereof upon the cancellation hereof.

     The Securities are not redeemable at the option of any Holder thereof, upon the  occurrence of any  particular  circumstances  or otherwise.  The Securities shall not have the benefit of any sinking fund.

     If an Event of Default shall occur and be continuing,  the principal of all the  Securities  shall  become or may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

     The  Indenture   contains   provisions  for  satisfaction,   discharge  and
defeasance  at any  time  of the  entire  indebtedness  of  this  Security  upon compliance by the Company with certain conditions set forth in the Indenture.

     The Indenture  permits,  with certain  exceptions as therein provided,  the amendment  thereof and the  modification  of the rights and  obligations  of the
Company and the rights of the Holders of the Securities to be affected under the
Indenture  at any time by the Company  and the  Trustee  with the consent of the
Holders  of a  majority  in  principal  amount  of the  Securities  at the  time
Outstanding to be affected.  The Indenture also contains  provisions  permitting
Holders of specified  percentages  in principal  amount of the Securities at the time  Outstanding,  on  behalf  of the  Holders  of  all  Securities,  to  waive compliance  by the Company with certain  provisions of the Indenture and certain past defaults  under the Indenture and their  consequences.  Any such consent or waiver by the Holder of this Security  shall be conclusive and binding upon such
Holder and upon all future  Holders of this Security and of any Security  issued upon the  registration  of transfer  hereof or in  exchange  therefor or in lieu hereof,  whether  or not  notation  of such  consent or waiver is made upon this
Security.

     No reference  herein to the  Indenture and no provision of this Security or of the Indenture  shall alter or impair the obligation of the Company to pay the principal and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Securities  Register, upon  surrender of this Security for  registration  of transfer at the office or agency of the  Company  maintained  under the  Indenture  duly  endorsed  by, or accompanied by a written  instrument of transfer,  in form  satisfactory  to the
Company and the Securities Registrar,  duly executed by the Holder hereof or his or her  attorney  duly  authorized  in writing,  and  thereupon  one or more new
Securities,  of authorized  denominations  and for the same aggregate  principal amount, will be issued to the designated  transferee or transferees.  No service charge shall be made for any such registration of transfer or exchange,  but the
Company may require payment of a sum sufficient to cover any tax,  assessment or other governmental charge payable in connection therewith.

     Prior to due presentment of this Security for registration of transfer, the
Company,  the  Trustee and any agent of the Company or the Trustee may treat the
Person in whose name this  Security is  registered  as the owner  hereof for all purposes,  whether or not this Security be overdue, and neither the Company, the
Trustee nor any such agent shall be affected by notice to the contrary.

     This Global Security is exchangeable for Securities in definitive form only under certain limited  circumstances set forth in the Indenture.  Securities are issuable in registered  form only and in  denominations  of $25 and any integral
multiple  thereof.   As  provided  in  the  Indenture  and  subject  to  certain limitations herein and therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

     The  Company  and,  by its  acceptance  of this  Security  or a  beneficial interest  therein,  the Holder of, and any  Person  that  acquires a  beneficial interest  in, this  Security  agree that for U.S.  Federal,  State and local tax purposes it is intended that this Security constitute indebtedness.

THIS SECURITY  SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE  WITH THE LAW OF
THE STATE OF NEW YORK.